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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT


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SUBSIDIARIES OF THE COMPANY:
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                                                    PLACE OF                                PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                                 INCORPORATION                                    OWNED BY REGISTRANT
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
Beagen Street Corporation                           Delaware                                                         100
Flagg Bros. of Puerto Rico, Inc.                    Delaware                                                         100
GCO Properties, Inc.                                Tennessee                                                        100
Genesco Global, Inc.                                Delaware                                                         100
Genesco Merger Company Inc.                         Tennessee                                                        100
Genesco Netherlands BV                              Netherlands                                                      100
Genesco World Apparel, Ltd.                         Delaware                                                         100
Mitre Sports International Limited                  England                                                          100
GCO Apparel, Inc.                                   Tennessee                                                        100
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